Exhibit 99.1

FOR IMMEDIATE RELEASE
Monday, May 16, 2011
Source: Photonic Products Group, Inc.

PHOTONIC PRODUCTS GROUP, INC.
RELEASES FINANCIAL RESULTS FOR FIRST QUARTER 2011

NORTHVALE, NJ, May 16 – Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) has reported its consolidated financial results for its first quarter, which ended March 31, 2011.

Revenues for the first quarter were $3.24 million, up 15.3% from $2.81 million in the same period last year.

Orders for the first three months were $2.7 million, unchanged from last year.  Order backlog was $4.8 million at March 31, 2011, an increase of 14.3% compared to $4.2 million as of March 31, 2010.

Gross profit for the quarter of 27% or $872,000 improved from $540,000, or 19% in the comparable quarter last year mainly reflecting the higher sales volumes this year and the Company’s relatively fixed cost structure.  Cost of sales increased by $101,000 or approximately 5% on a sales increase of $430,000 in the quarter.

The Company had net income of $35,000, or earnings per share of $0.00 basic and diluted for the quarter compared to a net loss of $274,000, or a loss per share of $0.02, basic and diluted, in the same period last year.

Net cash used in operating activities was $283,000 for the first quarter of 2011, reflecting the Company’s payment of $338,000 against accrued and current interest this quarter, compared to net cash provided by operations of $480,000 in the first quarter last year.  After investing and financing activities, net cash decreased by $302,000 and the Company ended the quarter with cash and cash equivalents of $4.1 million.

Joe Rutherford, President and CEO of Photonic Products Group, Inc. commented, “After very positive results in the fourth quarter of 2010, I am pleased to see the trend continue in the first quarter of 2011.  Comparatively, we showed a much improved financial result from the first quarter of 2010.  We have targeted debt reduction and balance sheet improvement as priorities for 2011.  Accordingly, we negotiated an extension of our $2.5 million loan to April, 2013 and paid $338,000 of accrued interest related to this outstanding debt during the quarter.

For the balance of 2011, we will continue to focus our efforts on improving operations, reducing costs and expanding efforts to develop new markets and customers, both domestically and internationally.  Our first quarter results give me added confidence that we will benefit from the improving economy as well as the addition of new products and an expanded customer base.”

Founded in 1973, Photonic Products Group, Inc. develops, manufactures, and markets products and services for use in diverse Photonics industry sectors via its portfolio of distinctly branded businesses. INRAD specializes in crystal-based optical components and devices, laser accessories and instruments. Laser Optics specializes in precision custom optical components, assemblies, and optical coatings. MRC Optics’ specializes in precision diamond turned optics, metal optics, and opto-mechanical and electro-optical assemblies. PPGI’s customers include leading corporations in the Defense and Aerospace, Laser Systems, and Process Control and Metrology sectors of the Photonics Industry, as well as the U.S. Government.  Its products are also used by researchers at National Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “targeting” or similar words.  Such forward-looking statements, such as our expectation for revenues, new orders, and income, involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, inability to add new products or customers, future actions by competitors, inability to deliver product on time, inability to implement process improvements in its operations, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$4,062,712	$4,365,045
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2011 and 2010)	2,125,168	2,224,592
Inventories, net	2,607,207	2,390,876
Other current assets	206,634	119,243
Total current assets	9,001,721	9,099,756
Plant and equipment:
Plant and equipment, at cost	14,898,392	14,879,508
Less: Accumulated depreciation and amortization	(13,077,197)	(12,876,163)
Total plant and equipment	1,821,195	2,003,345
Precious Metals	157,443	157,443
Deferred Income Taxes	408,000	408,000
Goodwill	311,572	311,572
Intangible Assets, net	574,811	594,452
Other Assets	47,235	47,235

Total Assets	$12,321,977	$12,621,803

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of other long term notes	$9,000	$9,000
Accounts payable and accrued liabilities	775,144	836,190
Customer advances	311,324	441,987
Total current liabilities	1,095,468	1,287,177

Accrued Interest on Related Party Convertible Notes Payable	825,000	1,125,000
Related Party Convertible Notes Payable	2,500,000	2,500,000
Other Long Term Notes, net of current portion	333,502	335,874
Total liabilities	4,753,970	5,248,051

Commitments	—	—

Shareholders’ Equity:
Common stock: $.01 par value; 60,000,000 authorized shares; 11,691,953 shares issued at March 31, 2011 and 11,562,656 issued at December 31, 2010	116,921	115,626
Capital in excess of par value	17,560,759	17,402,528
Accumulated deficit	(10,094,723)	(10,129,452)
	7,582,957	7,388,702
Less - Common stock in treasury, at cost (4,600 shares)	(14,950)	(14,950)
Total shareholders’ equity	7,568,007	7,373,752

Total Liabilities and Shareholders’ Equity	$12,321,977	$12,621,803

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Total revenue	$3,241,434	$2,808,046

Cost and expenses:
Cost of goods sold	2,368,897	2,267,552
Selling, general and administrative expenses	809,245	779,994
	3,178,142	3,047,546

Income (loss) from operations	63,292	(239,500)

Other (expense) income:
Interest expense—net	(32,189)	(34,969)
Gain on sale of plant & equipment	3,626	—
	(28,563)	(34,969)

Net income (loss) before income taxes	34,729	(274,469)

Income tax (provision) benefit	—	—

Net income (loss)	$34,729	$(274,469)

Net income (loss) per common share — basic and diluted	$0.00	$(0.02)

Weighted average shares outstanding — basic	11,579,606	11,458,411

Weighted average shares outstanding — diluted	11,679,990	11,458,411

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Cash flows from operating activities:
Net income (loss)	$34,729	$(274,469)

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	221,570	234,457
401K common stock contribution	129,998	154,535
Accrued interest	—	37,500
Gain on sale of plant & equipment	(3,626)	—
Stock based compensation	29,898	38,706
Changes in operating assets and liabilities:
Accounts receivable	99,424	141,902
Inventories, net	(216,331)	218,039
Other current assets	(87,391)	35,306
Other assets	—	(1,240)
Accounts payable and accrued liabilities	(61,046)	37,704
Customer advances	(130,663)	(141,981)
Accrued interest on Related Party Convertible Notes Payable	(300,000)	—
Total adjustments and changes	(318,167)	754,928
Net cash (used in) provided by operating activities	(283,438)	480,459

Cash flows from investing activities:
Capital expenditures	(22,153)	(32,946)
Proceeds from sale of plant & equipment	6,000	—
Net cash (used in) investing activities	(16,153)	(32,946)

Cash flows from financing activities:
Redemption of restricted stock units	(370)	(533)
Proceeds from exercise of stock options	—	8,500
Principal payments of notes payable-other	(2,372)	(2,282)
Net cash (used in) provided by financing activities	(2,742)	5,685

Net (decrease) increase in cash and cash equivalents	(302,333)	453,198

Cash and cash equivalents at beginning of period	4,365,045	4,069,310

Cash and cash equivalents at end of period	$4,062,712	$4,522,508

Supplemental Disclosure of Cash Flow Information:
Interest paid	$341,000	$3,000
Income taxes paid (refund)	$—	$(75,000)